SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

FIREARMS TRAINING SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously by written preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FIREARMS TRAINING SYSTEMS, INC.

7340 McGinnis Ferry Road

Suwanee, GA 30024

July 29, 2004

To Our Stockholders:

On behalf of the Board of Directors and management of Firearms Training Systems, Inc., I cordially invite you to the Annual Meeting of Stockholders to be held on September 23, 2004 at 10:00 a.m., at Firearms Training Systems, Inc.’s Headquarters, 7340 McGinnis Ferry Road, Suwanee, GA 30024.

At the Annual Meeting, stockholders will be asked to re-elect Ronavan Mohling to serve an additional term as a Class II director of the Company. Information regarding this and certain other matters is contained in the accompanying Proxy Statement.

A copy of the Company’s fiscal year 2004 Annual Report to Stockholders, which contains financial statements and other important information about the Company’s business, is also enclosed.

It is important that your shares of stock are represented at the Annual Meeting, regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking and dating the enclosed proxy card. However, if you wish to vote for re-electing Mr. Mohling, all you need to do is sign and date the proxy card.

Please complete and return the proxy card in the enclosed envelope whether or not you plan to attend the Annual Meeting. If you do attend and wish to vote in person, you may revoke your proxy at that time.

We hope you are able to attend, and look forward to seeing you.

Sincerely,

RONAVAN MOHLING

Chairman of the Board of Directors

and Chief Executive Officer

FIREARMS TRAINING SYSTEMS, INC.

7340 McGinnis Ferry Road

Suwanee, GA 30024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 23, 2004

To the Stockholders of Firearms Training Systems, Inc.:

Firearms Training Systems, Inc. (“FATS” or the “Company”) will hold its Annual Meeting of Stockholders at 10:00 a.m. on September 23, 2004 its corporate headquarters located at 7340 McGinnis Ferry Road, Suwanee, GA 30024. We are holding this meeting:

1.    To re-elect one Class II director to hold office until the annual meeting of the stockholders in the year 2007 and until his successor is elected and qualified, and

2.    To transact any other business that properly comes before the Annual Meeting and any adjournment or postponement thereof.

Your Board of Directors recommends that you vote in favor of re-electing Mr. Mohling to the Board of Directors as outlined in this proxy statement.

Your Board of Directors has selected July 16, 2004 as the record date for determining stockholders entitled to vote at the Annual Meeting. A list of stockholders on that date will be available for inspection at the Company’s corporate offices for at least ten days before the Annual Meeting.

This notice of annual meeting, proxy statement, proxy and our 2004 Annual Report on Form 10-K are being distributed on or about July 29, 2004.

You are cordially invited to attend the meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed Proxy as soon as possible in the envelope enclosed for that purpose. No postage is required if mailed in the United States. Any stockholder attending the Annual Meeting may vote in person even if he or she previously returned a Proxy.

By Order of the Board of Directors,

JOHN A. MORELLI

Secretary

Suwanee, Georgia

July 29, 2004

Questions and Answers

Regarding the Matters Presented and How You May Vote at the

Annual Meeting

Q1:  Who is soliciting my proxy?

A:  We, the Board of Directors of Firearms Training Systems, Inc., are sending you this proxy statement in connection with our solicitation of proxies for use at the 2004 Annual Meeting of Stockholders. Certain directors, officers and employees of FATS also may solicit proxies on our behalf by mail, e-mail, phone, fax or in person.

Q2:  Who is paying for this solicitation?

A:  FATS will pay for the solicitation of proxies. FATS will also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding our proxy materials to the beneficial owners of FATS Common Stock.

Q3:  What am I voting on?

A:  One item—A proposal to re-elect Ronavan Mohling as a Class II director for an additional three year term expiring in 2007. Mr. Mohling has indicated that he will serve as a director if elected. If the situation should arise, however, that he is no longer able or willing to serve, the proxy may be voted for the election of such other person as may be designated by the Board of Directors.

Q4: Who can vote?

A:  Only those who owned our Common Stock at the close of business on July 16, 2004, the record date for the Annual Meeting, can vote. If you owned Common Stock on the record date, you have one vote per share for each matter presented at the Annual Meeting. Our stockholders do not have cumulative voting rights nor is the election of directors a matter that gives stockholders dissenters or appraisal rights.

Q5:  How do I vote?

A:  You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the enclosed prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person – by voting you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving the Secretary of FATS written notice of your revocation or by submitting a later-dated proxy. If you execute, date and return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the nominee for director.

Q6:  What constitutes a quorum?

A:  Voting can take place at the Annual Meeting only if stockholders owning a majority of the voting power of the Common Stock (that is a majority of the total number of votes entitled to be cast) are present in person or represented by effective proxies. On the record date, we had 70,205,639 shares of Class A Voting Common Stock, $0.0000006 par value per share (we refer to this as the “Common Stock”) outstanding. Both abstentions and broker non-votes are counted as present for purposes of establishing the quorum necessary for the Annual Meeting to proceed. A broker non-vote results from a situation in which a broker holding your shares in “street” or “nominee” name indicates to us on the proxy that you have not voted and it lacks discretionary authority to vote your shares.

Q7:  What vote of the stockholders will result in the matters being passed?

A:  Election of Directors:  Directors require a plurality of the votes cast in person or by proxy by the stockholders to be elected. A “plurality” means that the individuals with the largest number of favorable votes are elected as

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directors, up to the maximum number of directors to be chosen at the meeting. Thus, abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote assuming a quorum is present or represented by proxy at the Annual Meeting. Cumulative voting will not be applicable to the election of directors at the meeting.

Approval of Other Matters.    For purposes of any other vote occurring at the meeting, if a quorum is present, the proposal will pass if the votes cast “for” the action exceed the votes cast “against” the action unless otherwise required by Delaware law or the Company’s Certificate of Incorporation or By-laws. Shares not voted with respect to any such matters (whether by abstention or broker non-vote) will not be included in vote totals and will not impact the vote. As of the date of this Proxy Statement, the Company knows of no matters other than the election of a director to be presented for action at the meeting.

Q8:  What does it mean if I get more than one proxy card?

A:  If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all of your shares are voted.

Q9:  How does the Board recommend that I vote on Mr. Mohling’s re-election to the Board of Directors?

A:  The Board of Directors of FATS unanimously recommends that stockholders vote FOR Mr. Mohling’s re-election to the Board as a Class II director at this year’s Annual Meeting.

Q10:  Where can I get a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004?

A:  A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2004 is being furnished along with this proxy statement. This proxy statement and the 2004 Annual Report on Form 10-K are also available on our website at www.fatsinc.com. Additional copies of the Annual Report will be provided free of charge upon written request to:

FIREARMS TRAINING SYSTEMS, INC.

ATTN:  INVESTORS RELATIONS DEPARTMENT

7340 MCGINNIS FERRY ROAD

SUWANEE, GEORGIA 30024

If the person requesting the Annual Report was not a stockholder on July 16, 2004, the request must include a representation that the person was a beneficial owner of our Common Stock on that date. Copies of any exhibits to the Annual Report on Form 10-K will also be furnished on request and upon payment of the Company’s expenses in furnishing the exhibits.

Q11:  Where is the Company’s Common Stock traded?

A:  Our Common Stock is currently traded on the Over-the-Counter Bulletin Board under the trading symbol “FATS”.

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ELECTION OF DIRECTORS AND INFORMATION REGARDING DIRECTORS

(Item Number 1 on the Proxy Card)

Our business affairs are managed under the direction of the Board of Directors, or the Board, consisting of five persons, divided into three classes. Members of each class serve offset terms of three years so that only one class if elected each year. Class II directors, consisting of Ronavan Mohling, who has been nominated by the Board for re-election at this Annual Meeting of Stockholders, will serve for a term that will expire at the Annual Meeting of Stockholders in 2007. We currently have, and will continue to have following the Annual Meeting, a vacancy with respect to our Class II directors. Class III, consisting of Mary Ann Gilleece, will continue to serve following this Annual Meeting of Stockholders for a term that will expire at the Annual Meeting of Stockholders in 2005. Class I, consisting of Scott Perekslis and Ronald C. Whitaker, will continue to serve following this Annual Meeting of Stockholders for a term that will expire at the Annual Meeting of Stockholders in 2006.

The persons nominated as proxies will vote the enclosed proxy for the election of the nominee unless you direct them to withhold your votes. If the nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute chosen by the Board. The Board recommends that stockholders vote FOR the nominee.

Below are the names and ages of the nominee for Class II director, and the continuing Class III and Class I directors, the years they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships, if any.

The Board of Directors

Class II—Nominee Standing for Re-Election.

RONAVAN MOHLING

PARTNER and PRINCIPAL

CAPITOL PLACES, LLC

Ronavan Mohling, age 62, a Director of the Company since October 2000, was elected by the Board to serve as Chairman of the Board of Directors and Chief Executive Officer on August 9, 2002. Mr. Mohling, a Partner and Principal of Capitol Places, LLC (a private real estate group) since 1998, served from 1988 to 1998 with Bristol-Myers Squibb Company in Europe, the Middle East, and Africa. From 1995 to 1998, he was the Vice President of Business Development, responsible for acquisitions and divestitures, for Bristol-Myers’ Consumer Medicines Division and, from 1992 to 1995 was President of the Consumer Products Division with responsibility for the regions of Europe, the Middle East, and Africa. From 1972 to 1988, Mr. Mohling served in the capacities of President and Vice-President with Schering-Plough Corporation where he was responsible for overseeing the company’s Consumer Products Division. Mr. Mohling was a member of the Audit Committee during the Company’s 2002 fiscal year. Mr. Mohling resigned from the Audit Committee upon being elected Chairman of the Board of Directors and Chief Executive Officer of the Company on August 9, 2002.

Class III—Term Expiring in 2005.

MARY ANN GILLEECE

ATTORNEY, MANAGING DIRECTOR

VAN SCOYOC KELLY PLLC

Mary Ann Gilleece, age 63, was named as a Director of the Company in March of 2001. Ms. Gilleece is Managing Director with Van Scoyoc Kelly PLLC, a law firm formed by Stu Van Scoyoc and Kevin Kelly to provide a government contracts and procurement law platform that Van Scoyoc Associates, one of Washington’s most prominent government relation firms, and others can retain to address complex acquisition, procurement and regulatory issues. From 1972 to 1975 Ms. Gilleece was an Assistant Attorney General for the Commonwealth of Massachusetts. She was Counsel to the House of Representatives Committee on Armed Services from 1977 to 1983 and then in 1983 was appointed Deputy Undersecretary of Defense Research and Engineering (Acquisition Management) and served in that capacity until August, 1985 after which she returned to private practice. Ms. Gilleece was a partner in the law firm of Manatt Phelps Phillips LLP from June 1997 to June 2002. Ms. Gilleece is a member of the Compensation Committee and the Stock Options Subcommittee of the Board of Directors.

Class I—Term Expiring in 2006.

SCOTT PEREKSLIS

MANAGING DIRECTOR

CENTRE PARTNERS MANAGEMENT LLC

Scott Perekslis, age 36, has served as a Director of the Company since July 31, 1996. Mr. Perekslis also served as a Vice President of the Company from July 31, 1996 through July 18, 1997. Mr. Perekslis has been a Managing Director at Centre Partners Management LLC since 2001. He has served in various capacities for Centre Partners and its affiliates since 1991. Mr. Perekslis also serves as a Director of American Seafoods, L.P., Maverick Media LLC, as a Trustee of the Connors Bros. Income Fund and as Chairman of the Board of Hyco International, Inc. Mr. Perekslis is a member of the Compensation Committee and the Stock Options Subcommittee of the Board of Directors.

RONALD C. WHITAKER

PRESIDENT and CEO

HYCO INTERNATIONAL, INC.

Ronald C. Whitaker, age 56, was named as a Director of the Company in October 2000 to fill a vacancy that was due to resignation of a director following a restructuring of the Company. Mr. Whitaker has been President and CEO of Hyco International, Inc. (an industrial equipment manufacturer) since January 2003. He was President and CEO of Strategic Distribution Inc. (a supply chain management company) from September of 2000 through December 2002 and is currently a member of the company’s Board of Directors. Prior to joining SDI, he was an Operating Partner with Pegasus Investors (a private equity funds group) from 1999 to 2000. Previous operational positions held by Mr. Whitaker include President and CEO of Johnson Worldwide Associates (a sporting goods manufacturer) from 1996 to 1999, President and CEO of EWI, Inc. (an automotive tier 1 supplier) from 1995 to 1996, Chairman, President and CEO of Colt’s Manufacturing Company (a designer and producer of military firearms) from 1992 to 1995, and President and CEO of Wheelabrator Corporation (an industrial equipment manufacturer). In addition to Strategic Distribution Inc., he serves on the Board of Directors of Michigan Seamless Tube, and Precision Navigation, Inc., and is a member of the Board of Trustees for The College of Wooster. Mr. Whitaker is a member of the Audit Committee of the Board of Directors.

All of the foregoing persons are currently directors. Their positions on standing committees of the Board of Directors are shown below. There are no family relationships among the executive officers or directors. There are no arrangements or understandings pursuant to which any of these persons were elected as an executive officer or director.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors of the Company meets on a regular basis to supervise, review, and direct the business and affairs of the Company. During the Company’s 2004 fiscal year, the Board held five meetings and also approved one action through unanimous written consent of the Board of Directors in lieu of meetings. Each of the current directors attended at least 75% of the total number of meetings of the Board and the committees on which he or she served during the period he or she served in such position. The Board of Directors has determined that only Mr. Perekslis and Mr. Whitaker are “independent” for purposes of board membership, as that term is currently used in the Nasdaq National Market System listing standards (“Nasdaq Rules”).

The Board has two standing committees, an Audit Committee and a Compensation Committee, to which it has assigned certain responsibilities in connection with the governance and management of the Company’s affairs. The Board does not have a separate Nominating Committee (or other committee performing similar functions) and performs all of the functions of that committee.

Audit Committee.    The Audit Committee has as its primary responsibilities the appointment of the independent auditor for the Company, the pre-approval of all audit and non-audit services, and assistance to the Board in monitoring the integrity of our financial statements, the independent auditor’s qualifications, independence and performance and our compliance with legal requirements. The Audit Committee operates under a written charter which was recently amended and adopted by the Board, a copy of which is attached as Appendix A to this proxy statement. During the year ended March 31, 2004, Mr. Whitaker served as the sole member of the Audit Committee and the Audit Committee held six meetings.

The Securities and Exchange Commission (“SEC”) has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees. One of the rules adopted by the SEC requires a company to disclose whether the members of its Audit Committee are “independent”. Since we are not a “listed” company, we are not subject to rules requiring the members of our Audit Committee to be independent. The SEC also requires a company to disclose whether it has an “Audit Committee Financial Expert” serving on its audit committee.

Based on its review of the applicable Nasdaq Rules governing audit committee membership (which include the additional requirements set forth in SEC Rule 10A-3), while the Board does believe that Mr. Whitaker is “independent” for purposes of board membership, he is not “independent” within the meaning of such rules for purposes of Audit Committee membership. Because Mr. Whitaker is an executive officer of Hyco International, Inc., which is an affiliate of our majority stockholder, the Board does not believe that Mr. Whitaker meets the additional independence requirements set forth in SEC Rule 10A-3 because of this affiliate relationship. In addition, based on its review of the criteria of an Audit Committee Financial Expert under the rule adopted by the SEC, the Board believes that Mr. Whitaker would be described as an Audit Committee Financial Expert. The Board believes that Mr. Whitaker’s prior experience serving as chief executive officer of a public company under which he had financial oversight responsibilities and his continuing demonstration that he is capable of (i) understanding generally accepted accounting principles (“GAAP”) and financial statements, (ii) assessing the general application of GAAP principles in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating our financial statements, (iv) understanding internal controls and procedures for financial reporting and (v) understanding audit committee functions, sufficiently meet the requisite attributes of an Audit Committee Financial Expert under the rule adopted by the SEC. Moreover, given the business experience and acumen of Mr. Whitaker, the Board believes that he is qualified to carry out all duties and responsibilities of the Audit Committee.

Compensation Committee.    The Compensation Committee recommends to the Board annual salaries for senior management and administers the Company’s Stock Option Plan. During the year ended March 31, 2004, Ms. Gilleece and Mr. Perekslis were members of the Compensation Committee, and the Compensation Committee held one meeting.

Stock Options Subcommittee.    The Stock Options Subcommittee of the Compensation Committee considers and approves all compensation items, which are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, including without limitation, all grants of stock options pursuant to the Company’s Stock Option Plan. Mr. Perekslis and Ms. Gilleece are members of the Stock Options Subcommittee, which held one meeting during the Company’s 2004 fiscal year.

Corporate Governance

Nomination Process.    The Board does not have a separate Nominating Committee and performs all of the functions of that committee. The Board believes that it does not need a separate nominating committee because the full Board is relatively small, has the time to perform the functions of selecting Board nominees and in the past has acted unanimously in regard to nominees. The Board has also considered that one of its members, Mr. Perekslis, is affiliated with the Centre Entities, which control well over a majority of the outstanding shares of Common Stock entitled to vote, as discussed in the footnotes to the table entitled “Ownership of Stock by Directors, Executive Officers and Principal Stockholders.”

There are currently four members serving on the Board of Directors with one vacancy for a Class II director, for which the Company is seeking qualified applicants. In the future, the Board may determine that increased size, scope of operations or other factors would make it advisable to add additional directors. In considering an incumbent director whose term of office is to expire, the Board reviews the director’s overall service during the person’s term, the number of meetings attended, level of participation and quality of performance. In the case of new directors, the directors will consider suggestions from many sources, including stockholders, regarding possible candidates for directors. The Board may engage a professional search firm to locate nominees for the position of director of the Company. However, to date the Board has not engaged professional search firms for this purpose. A selection of a nominee by the Board requires a majority vote of the Company’s directors.

Nominee Criteria.    The Board seeks candidates for nomination to the position of director who have excellent decision-making ability, business experience, particularly those relevant to our products, personal integrity and a high reputation and who meet such other criteria such as whether the candidate meets criteria for independence and financial expertise as set forth in the Sarbanes-Oxley Act, SEC and Nasdaq Rules. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

Stockholder Nomination Procedures.    The Board will consider director candidates recommended by the stockholders. The Company’s By-laws set forth procedures that must be followed by stockholders seeking to make nominations for directors. Generally, in order for a stockholder of the Company to make a nomination, he or she must give written notice to the Company’s Secretary so that it is received at least 60, but no more than 90 calendar days prior to the meeting. If less than 70 days notice of the meeting or prior public disclosure of the date of the meeting is given or made to the stockholders, a stockholder must give written notice so that it is received not later than the close of business on the 10th day following the day on which the public disclosure was made. The stockholder’s notice must set forth as to each nominee: (i) the name, age, business address and residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the number of shares of the Company’s Common Stock which are beneficially owned by such nominee; and (iv) any other information relating to such nominee that may be required under federal securities laws to be disclosed in solicitations of proxies for the election of directors (including the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serve as a director if elected). The stockholder’s notice must also set forth as to the stockholder giving notice: (i) the name and address of such stockholder; and (ii) the number of shares of the Company’s Common Stock which are beneficially owned by such stockholder.

If the information supplied by the stockholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the annual meeting may determine that such stockholder’s nomination should not be brought before the meeting and that such nominee shall not be eligible for election as a director of the Company. The Board will not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not.

Communications with the Board of Directors and Attendance at Annual Meeting.

The Board of Directors maintains an informal process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to Firearms Training Systems, Inc., Attention: Corporate Secretary, 7340 McGinnis Ferry Road, Suwanne, Georgia 30024. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Although the Company does not have a formal policy requiring them to do so, all of the members of the Board of Directors are encouraged to attend the annual meeting of stockholders. At the 2003 annual meeting, three directors of the Company were in attendance.

Code of Business Conduct and Ethics.    The Company has adopted a Code of Business Conduct that applies to every director, officer and employee, with additional policies applying to the Chief Executive Officer and Senior Financial Officers, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder. The Code of Business Conduct is available on the Company’s website, www.fatsinc.com. In the event that we make changes in, or provide waivers from, the provisions of the Code of Business Conduct that the SEC requires us to disclose, we intend to disclose these events on our website.

OWNERSHIP OF STOCK BY DIRECTORS, EXECUTIVE OFFICERS

AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of July [25], 2004 by: (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company’s directors and director nominees; (iii) the Company’s chief executive officer and each of the other executive officers included in the section entitled “Summary Compensation Table”; and (iv) the Company’s current directors and executive officers as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock indicated as being beneficially owned by them.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent Of Class %(6)
Bank of America Corporation (1)	12,757,426	18.2%
Dominion Resources, Inc. c/o First Source Financial, LLP (2)	9,467,188	13.5%
U.S. Bank National Association (First Bank, N.A.)(3)	4,260,375	6.1%
Centre Capital Investors II, L.P. (4)(5)	26,339,374	35.7%
Centre Capital Tax-Exempt Investors II, L.P. (4)(5)	2,944,422	4.2%
Centre Capital Offshore Investors II, L.P. (4)(5)	5,219,372	7.4%
Centre Partners Coinvestment L.P. (4)(5)	3,822,535	5.4%
Centre Partners II, L.P. (4)(5)	34,503,168	46.1%
Centre Partners II, L.L.C. (4)(5)	38,954,015	51.7%
Centre Partners Management LLC (4)(5)	39,060,715	51.8%
Ronavan Mohling	—	*
David W. McGrane	—	*
John A. Morelli (7)	360,872	*
Scott Perekslis (8)	124,643	*
Ronald C. Whitaker (9)	100,000	*
Mary Ann Gilleece (9)	100,000	*
All current directors and executive officers as a group	685,515	1.0%

*	Less than 1%

(1)	The address of Bank of America Corporation is 100 North Tryon Street, Charlotte, North Carolina. Bank of America is the parent of NB Holdings Corporation, which is the parent company of Bank of America, N.A. On April 15, 2004, Bank of America Corporation filed a Schedule 13D/A with the SEC, claiming ownership of 12,307,203 shares of our Common Stock. Information regarding ownership of Common Stock included herein is in reliance on information set forth in a Form 3 filed on September 6, 2000 with the SEC, reflecting ownership as of August 25, 2000, as well as information set forth in Schedule 13D filed on September 6, 2000. Our transfer agent confirmed ownership by Bank of America Corporation of 12,757,426 shares of our Common Stock on July 16, 2004.

(2)	The address of Dominion Resources, Inc. is 120 Tredegear Street, Richmond, Virginia 23219. Dominion Resources is a holding company and its subsidiaries include Dominion Capital, Inc., whose subsidiaries include Virginia Financial Ventures, Inc. and N.H. Capital, Inc., the general partners of First Source Financial, LLP. Information regarding ownership of Common Stock included herein is in reliance on information set forth in a Schedule 13D filed on September 6, 2000 with the SEC, reflecting ownership as of August 25, 2000.

(3)	The address of U.S. Bank National Association is U.S. Bank Place, 601 Second Avenue South, Minneapolis, Minnesota. Information regarding ownership of Common Stock included hereis in reliance on information set forth in a Schedule 13D filed on September 6, 2000 with the SEC, reflecting ownership as of August 25, 2000.

(4)

Centre Partners II, L.P. is the general partner of Centre Capital Investors II, L.P., Centre Capital Tax-Exempt Investors II, L.P. and Centre Capital Offshore Investors II, L.P. and has shared voting and investment authority with those entities. Centre Partners II, L.L.C. is the general partner of Centre Partners Coinvestment L.P. and

Centre Partners II, L.P. and has shared voting and investment authority with those entities. Also, Centre Partners II, L.L.C. has been delegated voting and investment authority with respect to an additional 571,181 shares of Common Stock and 57,131 warrants. Centre Partners Management LLC has a management agreement with Centre Partners II, L.P. and Centre Partners II, L.L.C. through which Centre Partners Management LLC obtained shared voting and investment authority with those entities. In addition, Centre Partners Management LLC has sole voting and investment authority for 106,700 shares of Common Stock. All of these entities are referred to herein as the Centre Entities.

(5)	The address of the Centre Entities is 30 Rockefeller Plaza, New York, New York 10020, except that the address of Centre Capital Offshore Investors II, L.P. is c/o Reid Management, Cedar House, 41 Cedar Avenue, Box HM 1179, Hamilton, Bermuda. Information regarding ownership of Common Stock by the Centre Entities included herein is in reliance on information set forth in a Schedule 13D/ A filed on May 20, 2004 with the SEC reflecting ownership as of May 13, 2002 and on information provided by Centre Management. On May 13, 2002, certain of the Centre Entities acquired 7,100,391 shares of Common Stock from PB Capital Corporation, whose parent company is Deutsche Postbank AG and whose address is Friedrich-Ebert-Allee 114-126, 53113 Bonn, Germany, as follows: Centre Capital Investors II, L.P.: 4,870,385 shares; Centre Capital Tax-Exempt: 544,472 shares; Centre Capital Offshore Investors II, L.P.: 965,071 shares and Centre Partners Coinvestment L.P.: 720,463 shares.

(6)	Based on 70,205,639 shares of Common Stock outstanding on July 16, 2004. Calculation of percentage of beneficial ownership assumes the exercise of all options exercisable within 60 days of July 16, 2004 only by the respective named stockholder. Information relating to beneficial ownership of common stock is based upon “beneficial ownership” concepts set forth in rules of the SEC under Section 13(d) of the Securities Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty (60) days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For instance, beneficial ownership includes stock owned by spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal.

(7)	Mr. Morelli’s beneficial ownership includes exercisable options for 319,615 shares. In addition, Mr. Morelli’s beneficial ownership includes 8,757 shares, held in a 401(k) plan for his benefit as of July 16, 2004, over which Mr. Morelli has been delegated voting and investment power and 2,500 shares owned by his wife.

(8)	Includes 21,965 shares of Common Stock and 2,678 warrants held in a 401(k) plan for the benefit of Mr. Perekslis over which Mr. Perekslis has delegated voting and investment authority to the Centre Entities pursuant to certain co-investment arrangements, and exercisable options for 100,000 shares.

(9)	Includes exercisable options for 100,000 shares each for Mr. Whitaker and Ms. Gilleece

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and 10% stockholders to file reports regarding initial ownership and changes in ownership with the Securities and Exchange Commission and any exchange upon which the Company’s securities are listed. Executive officers, directors and 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company’s information regarding compliance with Section 16(a) is based solely on a review of the copies of such reports and written representations furnished to the Company by the Company’s executive officers, directors and 10% stockholders. The Company believes that, during the fiscal year ending March 31, 2004, based on a review of Form 5 filings made subsequent to its fiscal year end, each of the following executive officers, directors and 10% stockholders were required to make a late Form 3 filing and late Form 4 filing: Ernest F. Baugh, Jr.; Robert A. Dare, Jr.; Dominic Del Rosso; Mary Ann Gilleece; James W. Hall; Lifan Hua; David W. McGrane; Ronavan R. Mohling; John A. Morelli; Scott Perekslis (Form 5 filed reporting late Form 4 transaction only); Peter G. Stammers; Ronald C. Whitaker

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

The following summary compensation table sets forth information concerning the annual and long-term compensation earned by each person who served as Chief Executive Officer during fiscal 2004 and each of the other highly compensated executive officers whose annual salary and bonus during fiscal 2004 exceeded $100,000 (the persons included in the table, collectively, the “Named Executive Officers”).

	Annual Compensation			Long-Term Compensation	All Other Compensation ($)
Officer Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Securities Underlying Options Granted (# Shares)
Ronavan Mohling (1) Chairman of the Board of Directors and Chief Executive Officer	2004 2003	280,592 167,192	135,000 135,000	2,100,000	6,537	(6)
David W. McGrane (2) Chief Operating Officer	2004 2003	229,711 148,846	107,500 107,500	1,400,000	5,513	(6)
John A. Morelli (3) Vice President, Chief Financial Officer and Treasurer	2004 2003 2002	144,808 135,000 125,000	50,000 50,000 50,000	100,000	2,692 2,492 2,942	(6) (6) (6)
Randy Sugarman (4) Chairman of the Board of Directors, Interim President, Chief Executive Officer and Chief Operating Officer	2003 2002				211,000 390,000	(4) (4)
Robert F. Mecredy (5) President and Chief Executive Officer	2002	76,274			239,786	(6)(7)

(1)	Mr. Mohling was elected Chairman of the Board of Directors and Chief Executive Officer on August 9, 2002

(2)	Mr. McGrane was named Chief Operating Officer on July 15, 2002

(3)	Mr. Morelli also served as Chief Operating Officer from October 2000 to May 2002

(4)	Mr. Sugarman ceased to be an officer of the Company on August 9, 2002, in connection with the conclusion of the engagement of Sugarman & Company LLP. The amounts included in the table consist of consulting fees for Mr. Sugarman’s services paid to Sugarman & Company LLP, a company in which Mr. Sugarman is managing general partner and has an 80% ownership interest. See “Certain Relationships and Related Transactions—Compensation Committee Interlocks and Insider Participation”

(5)	Mr. Mecredy became the Company’s President and Chief Executive Officer on October 1, 1999. He resigned effective May 16, 2001.

(6)	Matching contributions made to the Company’s 401(k) plan

(7)	Includes severence payments of $237,500. See “Employment and Related Matters”

OPTIONS GRANTED IN FISCAL 2004

Certain executive officers of the Company receive stock options and other awards under the Company’s Stock Option Plan and Stock Compensation Plan. Stock options are generally exercisable over a 3 to 6 year period from the date of grant at a price that equals the fair market value of the stock at the date of grant. All options expire seven years from the date of grant. The following table provides information about stock options we granted to the Named Executive Officers during our 2004 fiscal year. No stock appreciation rights have been granted to these officers.

Name	Number of Securities Underlying Options (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share ($/Sh)	Expiration Date	Grant Date Present Value ($) (1)
Ronavan Mohling	2,100,000	35.91%	0.40	May 1, 2010	798,000

David W. McGrane	1,400,000	23.94%	0.40	May 1, 2010	532,000

John A. Morelli	100,000	1.71%	0.40	May 1, 2010	38,000

(1)	These values were determined based on the Black-Scholes option pricing model using the following assumptions at the date of the grant as reported in our 2004 Annual Report on Form 10-K:

The exercise price is the same as the market price of our stock on the grant date

The options will be exercised in 3.5 years

An expected price volitility of 221.58%

A risk-free rate of return of 2.28%, which reflects the yield on a zero-coupon bond on the grant date with a maturity date similar to the expected life of the stock options

The fact that we use the black-Scholes model does not necessarily mean that we believe or acknowledge that it can accurately determine the value of options. The ultimate value of the option, if any, will depend on the future market price of our stock and the optionee’s individual investment decisions, neither of which can be predicted with any degree of certainty.

OPTIONS EXERCISED AND FISCAL YEAR-END OPTION VALUES

The following table contains certain information regarding options to purchase Common Stock held as of March 31, 2004 by each of the Named Executive Officers. There were no exercises of stock options by the Named Executive Officers during the last fiscal year.

	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End (1)
Officer Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Ronavan Mohling	—	2,100,000	$—	$378,000
David W. McGrane		1,400,000	$—	$252,000
John A. Morelli	286,281	254,527	$16,786	$103,500

(1)	The value of unexercised in-the-money options at March 31, 2004, is based on the $0.58 closing price of the Common Stock on March 31, 2004 less the exercise price of the stock option.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information as of March 31, 2004, about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under the Company’s Stock Option Plan and Employee Stock Compensation Plan, which are the Company’s only outstanding equity compensation plan. The Company does not have any equity compensation plans that were not approved by its stockholders. The

Company’s Board of Directors and its stockholders approved the Stock Option Plan in 1996. The Company’s Board of Directors and its stockholders approved the Employee Stock Compensation Plan in 1997.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders:
Stock option plan	6,744,833	$0.48	752,488
Stock compensation plan	—	—	189,733
Equity compensation plans not approved by security holders	0	$0.00	0

Total	6,744,833	$0.48	942,221

EMPLOYMENT AND RELATED MATTERS

During the year ended March 31, 2003, the Company entered into an agreement to employ Ronavan R. Mohling as the Company’s Chairman and Chief Executive Officer for a period of three years beginning August 9, 2002. Under the terms of the agreement, Mr. Mohling is entitled to an annual base salary and an annual bonus of up to 50% of his base salary. The agreement also provided for Mr. Mohling to receive stock options to purchase 2,100,000 shares of the Company’s stock at the market value of the stock on the date of grant under terms and conditions as specified in the agreement. The options were granted on May 1, 2003. Upon Mr. Mohling’s termination without cause or upon his voluntary termination for good reason, both as defined in the agreement, he would be entitled to an amount equal to his current annual base salary payable in 12 equal monthly installments following his termination. Mr. Mohling’s base salary under this agreement, which is reviewed annually by the Compensation Committee of the Board of Directors, was $280,800 for the year ended March 31, 2004, and is $300,800 for the year ending March 31, 2005.

During the year ended March 31, 2003, the Company entered into an agreement to employ David W. McGrane as the Company’s Chief Operating Officer for a period of three years beginning July 15, 2002. Under the terms of the agreement, Mr. McGrane is entitled to an annual base salary and an annual bonus of up to 50% of his base salary. The agreement also provided for Mr. McGrane to receive stock options to purchase 1,400,000 shares of the Company’s stock at the market value of the stock on the date of grant under terms and conditions as specified in the agreement. The options were granted on May 1, 2003. Upon Mr. McGrane’s termination without cause or upon his voluntary termination for good reason, both as defined in the agreement, he would be entitled to an amount equal to his current annual base salary payable in 12 equal monthly installments following his termination. Mr. McGrane’s base salary under this agreement, which is reviewed annually by the Compensation Committee of the Board of Directors, was $230,000 for the year ended March 31, 2004, and is $250,000 for the year ending March 31, 2005.

In March 1999, the Company entered into an employment agreement with John A. Morelli, the Company’s Chief Financial Officer. This agreement has subsequently been amended several times and is currently effective through October 1, 2005 and provides for payment of an amount equal to his current annual base salary payable in 12 equal monthly installments following his termination without cause or voluntary termination for good reason, both as defined in the agreement. Mr. Morelli’s base salary under this agreement, which is reviewed annually by the Compensation Committee of the Board of Directors, was $145,000 for the year ended March 31, 2004, and is $151,000 for the year ending March 31, 2005. Mr. Morelli has the opportunity to earn an annual incentive bonus, based upon the Company’s performance, his individual performance and the Company’s liquidity position of up to, but not exceeding, 60% of his base salary.

During their employment period, Mr. Mohling, Mr. McGrane, and Mr. Morelli shall be entitled to participate in the Company’s employee benefit plans that are generally available from time to time to executives of the Company, including group medical, dental, life, accidental death and dismemberment, short-term disability, long-term disability, business travel accident plans, sick leave, vacation, and the profit sharing retirement plan. Under their agreements, these executive officers agreed to certain non-disclosure and non-compete agreements as long as they are receiving payments from the Company, and for up to three years thereafter, and agreed not to directly or indirectly, induce or attempt to induce any employee of the Company to terminate or abandon his or her employment for any purpose whatsoever.

DIRECTORS COMPENSATION

Each director of the Company who is not an employee of the Company is entitled to receive annual compensation of $20,000, payable quarterly. In addition, directors of the Company are reimbursed for their reasonable expenses incurred in attending meetings of the Board of Directors or committees thereof. Directors who are also employees of the Company are not separately compensated for their services as directors. Additionally, on May 1, 2003, each director of the Company who is not an employee of the Company was granted options to purchase 300,000 shares of the Company’s stock at the $0.40 per share market value of the stock on the grant date. One-third of the options are exercisable per year on a cumulative basis beginning on the first anniversary of the grant date, and the options expire on the seventh anniversary of the grant date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The institutions named in the table under the caption “Ownership of Stock by Directors, Executive Officers and Principal Stockholders” of this Proxy Statement (the “Lenders”) are parties to certain of the Company’s financing arrangements. These financing arrangements were amended on December 31, 2001, March 29, 2002, July 10, 2002, March 14, 2003, June 26, 2003 and June 23, 2004. The principal purpose and effect of the amendments through March 14, 2003, was to provide additional financial flexibility to the Company primarily through the provision of a $2,200,000 support letter of credit, the elimination of quarterly limitations on capital expenditures and the continuation of certain interest payments through the issuance of additional notes payable. Additional provisions of the amendments provide that the support letter of credit be cash collateralized, the interest rate be raised on the pre-existing revolver from prime plus 1% to prime plus 2%, and the Company be required to pay an unused commitment fee of 0.5% on the unused portion of the support letter of credit commitment. In connection with these amendments, the Company paid fees totaling $250,455 to the Lenders, allocated among them as specified by the terms of the documents governing such amendments.

On June 26, 2003, the Company and the Lenders agreed to further amend the financing arrangements extending the maturity date of the Senior and Junior Secured Loans and the Revolving Loans and Letters of Credit from September 30, 2003 to October 15, 2004, and eliminating further extension options. The amendment also extends to October 15, 2004 the date on which the Company’s mandatorily redeemable preferred stock becomes redeemable by the holders. Under the terms of the amendment, the Company paid an amendment fee of approximately $409,000 in July 2003 and will reduce the outstanding balance of the Senior Secured Loans by approximately $400,000 on December 31, 2003, and by an additional amount of approximately $1,100,000 on June 30, 2004. The interest rate on the Senior Secured Loans increased from prime plus 1% to prime plus 2.5% for the period from June 2, 2003 through December 31, 2003 and will then increase to prime plus 3.5% for the period from January 1, 2004 until the maturity date. The interest rate on the Junior Secured Loans increased from 10% to 15% for the period from June 2, 2003 through the maturity date, with 10% payable in cash and 5% payable in additional notes with the same terms. All other terms and conditions of the New Credit Agreement remain unchanged.

Under the terms of the June 23, 2004 amendment, the maturity date of the Senior and Junior Secured Loans and the Revolving Loans and Letters of Credit was extended from October 15, 2004 to October 15, 2005. Additionally, if we have not refinanced the New Credit Agreement prior to September 30, 2004, we will pay an amendment fee of approximately $410,000 on September 30, 2004. If we have refinanced the New Credit Agreement by September 30, 2004, the amendment fee is reduced to approximately $205,000. Also under the terms of the June 23, 2004 amendment, the June 30, 2004 principal payment on the Senior Secured Loans was reduced to $500,000 and additional principal payments of $2,000,000, $400,000 and $1,100,000 are scheduled to occur on August 31, 2004, December 31, 2004 and June 30, 2005, respectively. All other terms and conditions in effect as of March 31, 2004 remain unchanged.

The Company entered into a consulting agreement, dated October 4, 2000, with Sugarman Company, LLP, a company in which Randy Sugarman is the managing partner and has an 80% ownership interest. Under the agreement and in accordance with the terms of the Companys restructuring in fiscal year 2001, Mr. Sugarman was engaged by the Company to evaluate its financial position and operations and make recommendations to senior management regarding changes that need to be made to improve profitability and liquidity. Mr. Sugarmans services were performed on an hourly basis, plus out-of-pocket expenses, and the Company was billed accordingly. From May 16, 2001 until August 9, 2002, Mr. Sugarman served as Interim Chief Executive Officer and President of the Company. Mr. Sugarman ceased to be an officer of the Company on August 9, 2002, in connection with the conclusion of the Companys engagement of Sugarman Company LLP. The Company incurred consulting fees of $390,000 and $211,000, plus expenses of $72,000 and $47,000 for consulting services under the agreement for the fiscal years 2002 and 2003, respectively.

During the Company’s 2004 fiscal year, the Company incurred legal fees of $361,359 for services by Van Scoyoc Kelly PLLC, a law firm in which Mary Ann Gilleece serves as Managing Director. The legal fees for our 2004 fiscal year were primarily related to two very complex government-contracting issues that are not expected to be recurring costs.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ms. Gilleece and Mr. Perekslis currently serve and were members of the Compensation Committee during the Company’s 2004 fiscal year. None of the Company’s Compensation Committee members has ever been an officer or employee of the Company. In addition, none of the Company’s executive officers serve as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serve on our Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The following Report of the Compensation Committee on Executive Compensation is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report does not constitute “soliciting materials” and should not be deemed filed with or incorporated by reference into any other Company filings with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or subject to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

The compensation policies of the Company have been developed to link the compensation of executive officers with the development of enhanced value for the Company’s stockholders. Through the establishment of both short-term and long-term incentive plans and the use of base salary and performance bonus combinations, the Company seeks to align the financial interests of its executive officers with those of its stockholders.

PHILOSOPHY AND COMPONENTS

In designing its compensation programs, the Company has followed its belief that compensation should reflect both the Company’s recent performance and the value created for stockholders, while also supporting the broader business strategies and long-range plans of the Company. In doing so, the compensation programs for the last fiscal year reflected the following general characteristics:

•	The Company’s financial performance and, in particular, that of the individual.

•	An annual incentive arrangement that generates a portion of compensation based on the achievement of specific performance goals in relation to the Company’s internal budget and strategic initiatives, with superior performance resulting in enhanced total compensation.

The Company’s executive compensation was based upon the components listed below, each of which is intended to serve the overall compensation philosophy:

Base Salary.    Base salary is intended to be set at a level that approximates the competitive amounts paid to executive officers of similar businesses in structure, size, and industry orientation. Salaries are determined informally through a review of published compensation surveys and proxy statements of other similar companies.

Incentive Compensation.    In accordance with the Company’s philosophy of tying a substantial portion of the overall compensation of its executive officers to the achievement of specific performance goals, an incentive plan has been developed for the executive officers. The Company’s incentive plan is designed to reward superior performance with total compensation above competitive levels. On the other hand, if performance goals are not achieved and the Company suffers as a result, compensation of affected executive officers may fall below competitive levels.

Stock Options.    The Company periodically considers awards to its executive officers of stock options granted under the terms of its Stock Option Plan. Options are awarded by the Stock Options Subcommittee to selected executive officers and other persons in recognition of outstanding contributions they may have made (or are being motivated to make) to the Company’s growth, development, or financial performance. The awarding of options is designed to encourage ownership of the Company’s Common Stock by its executive officers, thereby aligning their personal interests with those of our stockholders. During the Company’s 2004 fiscal year, options to purchase a total of 5,848,125 shares of the Company’s stock were awarded, including options to purchase 3,600,000 shares by the Named Executive Officers and 900,000 shares by the directors who are not employees of the Company.

The Compensation Committee reviews and determines the compensation of the executive officers of the Company with this philosophy on compensation as its basis. While promoting initiative and providing incentives for superior performance on behalf of the Company for the benefit of its stockholders, the Compensation Committee also seeks to assure that the Company is able to compete for and retain talented personnel who will lead the Company in achieving levels of growth and financial performance that will enhance stockholder value over the long-term as well as short-term.

CEO COMPENSATION

Effective August 9, 2002, the Company appointed Mr. Ronavan R. Mohling as Chief Executive Officer and entered into an employment agreement with Mr. Mohling. The base salary provided to Mr. Mohling was consistent with what the Compensation Committee believed was competitive in the Company’s industry, opportunities for bonus compensation were tied to the Company’s performance, and options granted to Mr. Mohling were subject to vesting over a period of time consistent in terms of value to its stockholders. The bonus provided to Mr. Mohling for 2004 was directly tied to the Company’s substantially improved performance for the year. Mr. Mohling has successfully led the Company through a period of substantial increases in revenue while also successfully implementing significant cost containment measures. This leadership resulted in increased revenues of 12 % for 2003 and another 9% for 2004 while gross margin increased 21% in 2003 and 28% in 2004, and operating income increased from a loss of ($445,000) in 2002 to income of $6.5 million and $10.6 million in 2003 and 2004, respectively. The Compensation Committee specifically considered this performance in establishing the salary increases, bonuses and stock option awards granted to Mr. Mohling.

The Compensation Committee

Mary Ann Gilleece Scott Perekslis

AUDIT COMMITTEE REPORT

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report does not constitute “soliciting materials” and should not be deemed filed with or incorporated by reference into any other Company filings with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or subject to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

Under the Sarbanes-Oxley Act, the Audit Committee is directly responsible for the selection, appointment, retention, compensation and oversight of the Company’s independent accountants, including the pre-approval of both audit and non-audit services (including fees and other terms), and the resolution of disagreements between management and the auditors regarding financial reporting, accounting, internal controls, auditing or other matters.

In carrying out its role, the Audit Committee (i) makes such examinations as are necessary to monitor the Company’s financial reporting, its external audits and its process for compliance with laws and regulations, (ii) provides to the Board of Directors the results of its examinations and recommendation derived therefrom, (iii) proposes to the Board of Directors improvements in internal accounting controls, (iv) reviews the results and scope of the annual audit of the Company’s financial statements conducted by the Company’s independent accountants, (v) reviews the scope of other services provided by the Company’s independent accountants, and (vi) provides to the Board of Directors such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

The Audit Committee is also responsible for addressing complaints which it receives, on an anonymous and confidential basis, regarding accounting, internal accounting controls and other auditing matters, including any concerns regarding questionable accounting, auditing or other matters that the Company’s employees, and non-employees, may have.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and for the preparation of financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financials statements with generally accepted accounting principles. The Audit Committee monitors and reviews these processes, and reviews the Company’s periodic reports and quarterly earning releases before they are filed with the SEC, but is not responsible for the preparation of the Company’s financial statements.

The Audit Committee is authorized to engage and determine funding for independent counsel and other advisors it determines necessary to carry out its duties.

In fulfilling its oversight responsibilities, the Audit Committee

•	reviewed the audited financial statements included in the Annual Report on Form 10-K of the Company with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements (however, members of the Audit Committee are not employees of the Company and have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements);

•	discussed with representatives of PricewaterhouseCoopers LLP, the Company’s independent auditors for fiscal 2004, the overall scope and plans for their audit of the Company’s financial statements for fiscal 2004

•	met with the independent auditors, with and without Company management present, to discuss whether any significant matters regarding internal controls over financial reporting had come to the auditors’ attention during the conduct of the audit, and the overall quality of the Company’s financial reporting;

•	reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s financial statements, changes in accounting policies, sensitive accounting estimates, accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by SAS 61 (Communication with Audit Committees), as amended;

•	discussed with the independence auditors, their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1; and

•	considered, among other things, whether the services the independent auditors provided to the Company beyond their audit of the Company’s financial statements was compatible with maintaining their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 31, 2004 for filing with the SEC.

The Audit Committee is governed by a written charter, adopted by the Board of Directors of the Company, a copy of which is included as Appendix “A” to this Proxy Statement. The charter was recently updated as appropriate in light of SEC regulations and Nasdaq Rules implementing the Sarbanes-Oxley Act.

The Audit Committee

R.C. Whitaker

APPOINTMENT OF INDEPENDENT AUDITORS

Upon recommendation of the Audit Committee, the Board of Directors appointed PricewaterhouseCoopers LLP to serve as the Company’s independent auditors for the year ending March 31, 2005. Such appointment is not subject to ratification or other vote by the stockholders. PricewaterhouseCoopers LLP has served as the Company’s independent auditors since 2002.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Stockholders, with opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

FEES OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

The following table shows aggregate fees for professional services rendered by PricewaterhouseCoopers LLP on behalf of the Company for the fiscal years ended March 31, 2004 and 2003.

	Amount ($)
Description of Fees	2004	2003
Audit Fees (1)	154,500	191,000
Audit-Related Fees (2)	18,000	13,100
Tax Fees (3)	—	—
All Other Fees (3)	—	—

(1)	Principally includes fees related to the audits of our consolidated annual financial statements and reviews of interim financial information and disclosures in SEC filings.
(2)	Principally includes fees related to audits of employee benefit plans.
(3)	PricewaterhouseCoopers did not perform tax services or any other professional services for the Company.

The Audit Committee has considered the nature of the above-listed services provided by PricewaterhouseCoopers LLP and determined that they are compatible with their provision of independent audit services.

The Audit Committee is now responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, as more particularly set forth in the recently adopted written charter attached to this Proxy Statement. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by any member to whom the Audit Committee has delegated such authority. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of the independent auditor.

STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of The Nasdaq National Market (U.S.) and the cumulative total return for an industry peer group, selected in good faith, for the period commencing March 31, 1999 and ending on March 31, 2004. The comparison assumes $100 was invested after the close of business on March 31, 1999 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stockholder returns shown on the performance graph are not necessarily indicative of the future performance of the common stock or of any particular index.

The Company has elected to change its peer group because it believes the companies reflected in the New Peer Group are more reflective of Firearms Training Systems, Inc.’s business and therefore provide a more meaningful comparison of stock performance. Because of the change in the index, both the Prior Peer Group and the New Peer Group Index are included in the following graph. The New Peer Group consists of CAE, Inc., Cubic Corporation, Evans & Sutherland Computer Corporation, L-3 Communications Holdings LTD., Lockheed Martin Corporation and Raytheon Company, and the Prior Peer Group consists of Apollo Group Inc. (Class A), Evans & Sutherland Computer Corporation, Imax Corporation, Learning Tree International, Inc., Orbital Sciences Corporation and REMEC Inc.

Transaction of Other Business at the 2004 Annual Meeting

According to the advance notice provisions contained in our By-laws, only business that has been properly brought may be conducted at an annual meeting of stockholders. Applying our advance notice provisions to the upcoming Annual Meeting, for business to be properly brought by a stockholder, the stockholder must have given written notice thereof to the Secretary, delivered or mailed to and received at the principal executive offices of the Company no earlier than June 25, 2004 but no later than July 25, 2004, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment. No proposals had been received as of that date.

At this time, the Board of Directors does not know of any matters to be presented for action at the 2004 Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement. If any other matter comes before the meeting, it is intended that the persons who are named in the proxies will vote the shares represented by effective proxies in their discretion.

Stockholder Proposals for the 2005 Annual Meeting

The Company provides all stockholders with the opportunity, under certain circumstances, to participate in the governance of the Company by submitting proposals that they believe merit consideration at the next Annual Meeting of Stockholders, which currently is expected to be held in September, 2005. To enable management to analyze and respond adequately to proposals and to prepare appropriate proposals for presentation in the Company’s Proxy Statement for the next Annual Meeting of Stockholders, any such proposal should be submitted to the Company no later than April 1, 2005, to the attention of its Corporate Secretary, at its principal office appearing on the front page of this Proxy Statement. Stockholders may also submit the names of individuals who they wish to be considered by the Board of Directors as nominees for directors. If any proposals are submitted by a stockholder for the next annual meeting and are received by the Company after April 1, 2005, these stockholder proposals will not be presented in the proxy materials to be delivered in connection with the next annual meeting.

Incorporation by Reference of this Proxy Statement

The Audit Committee Report, the Report on Executive Compensation and the graph and related data set forth under the heading “Stock Performance Graph”, respectively, of this Proxy Statement shall not be deemed to be incorporated by reference into any report, statement or other filing made by the Company with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, or in any related prospectus, that incorporates this Proxy Statement by reference, in whole or in part, notwithstanding anything to the contrary set forth therein.

FIREARMS TRAININGS SYSTEMS, INC. By Order of the Board of Directors,

JOHN A. MORELLI
Secretary

Dated: July 29, 2004

FIREARMS TRAINING SYSTEMS, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER ADOPTED AS OF JULY 15, 2004

The Board of Directors (the “Board”) of Firearms Training Systems, Inc. (the “Company”) has developed, and the Board has adopted, the following Charter of the Audit Committee (the “Charter”). This Charter should be interpreted in the context of all applicable laws and the Company’s Articles of Incorporation, as amended, and Bylaws, as well as all other corporate governance documents adopted by the Board. This Charter is subject to modification from time to time by the Board as the Board may deem appropriate in the best interests of the Company or as required by applicable laws.

1.    AUDIT COMMITTEE PURPOSE

The purpose of the Audit Committee is to (i) assist board oversight of (A) the integrity of the Company’s financial statements, (B) the Company’s compliance with legal and regulatory requirements including, without limitation, requirements of the Securities and Exchange Commission (the “SEC”) and, to the extent the Company seeks a listing thereon, the Nasdaq Stock Market, Inc. (“Nasdaq”), (C) the independent auditor’s qualifications and independence, and (D) the performance of the Company’s internal audit function and independent auditors; and (ii) prepare or supervise preparation of the report required by the SEC proxy rules to be included in the Company’s annual proxy statement.

2.    NUMBER OF AUDIT COMMITTEE MEMBERS

The Audit Committee must have members, all of whom must be Directors. At such time as the Company seeks a listing of its securities with Nasdaq, the Audit Committee must have a minimum of three members.

•	Before accepting appointment to the Audit Committee, each member must determine whether such member has the time commitment necessary to serve on the Audit Committee and fulfill the demanding role and responsibilities of the Audit Committee.

3.    INDEPENDENCE REQUIREMENTS

At such time as the Company seeks a listing of its securities with Nasdaq, all of the members of the Audit Committee must be “independent.”

An Audit Committee member is “independent” if the following criteria are met:

(a) The Audit Committee member has not participated in the preparation of the financial statements of the Company or any of its subsidiaries at any time during the past three years.

(b) The Audit Committee member has no relationship to the Company or the Company’s independent auditors that may interfere with the exercise of his or her independence from management. Exhibit “A” hereto identifies those relationships that will disqualify an individual from serving on the Audit Committee under currently existing Nasdaq rules.

(c) The Audit Committee member does not directly or indirectly accept any consulting, advisory or other compensatory fee from the Company or any subsidiary, except in the capacity as a Director or Board committee member of the Company.

•	Indirect acceptance of compensatory payments includes payments to spouses, minor children or stepchildren, or children or stepchildren sharing a home with the Audit Committee member.

•	Indirect acceptance of compensatory payments includes payments to an entity of which the Audit Committee member is a partner, member, executive officer or holds a comparable position, and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company or any subsidiary, even if the Audit Committee member is not the actual service provider.

•	Audit Committee members may receive additional Directors’ fees to compensate for the significant time and effort expended to fulfill the Audit Committee duties.

•	Audit Committee members may receive fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company, provided that such compensation is not contingent in any way upon continued service.

(d) The Audit Committee member is not an “affiliate” of the Company or any of its subsidiaries except in the capacity as a Director or Board committee member of the Company.

•	“Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

•	Whether an Audit Committee member is an “affiliate” will require a factual determination by the Board based on a consideration of all relevant facts and circumstances.

•	A person who is not an executive officer, director or 10% stockholder of the Company will be deemed not to control the Company, although the relevant facts and circumstances may result in a determination that such person is an affiliate.

•	A director, executive officer, partner, member, principal or designee of an affiliate will be deemed to be an affiliate.

•	An Audit Committee member who is a director of both the Company and a direct or indirect consolidated majority-owned subsidiary will not be an affiliate if the Audit Committee member otherwise meets the independence requirements for both the Company and the subsidiary, including the receipt of only ordinary-course compensation for serving as a member of the board of directors, audit committee or any other board committee of the Company or subsidiary, but for the Audit Committee member’s seat on the other entity’s board of directors.

4.    FINANCIAL LITERACY AND EXPERTISE

Each member of the Audit Committee must be “financially literate”. At least one member of the Audit Committee must have “accounting or related financial management expertise,” and at least one member of the Audit Committee must be an “audit committee financial expert.”

•	The Board shall interpret the qualifications “financially literate” (which shall include, at a minimum, the ability to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement) and “accounting or related financial management expertise” and determine whether any Audit Committee members hold such qualifications in its business judgment.

•	A member who is an “audit committee financial expert” may be presumed by the Board to have “accounting or related financial management expertise.”

•	The term “audit committee financial expert” shall mean a person who has the following attributes, as determined by the Board:

(i) past employment experience in finance or accounting; or

(ii) requisite professional certification in accounting or any other comparable experience; or

(iii) background which results in the individual’s financial sophistication (including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

(iv) In addition, a person who has the following attributes, as determined by the Board, may be “presumed” to qualify as an “audit committee financial expert”:

(v) an understanding of generally accepted accounting principles and financial statements;

(vi) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(vii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(viii) an understanding of internal controls and procedures for financial reporting; and

(ix) an understanding of audit committee functions.

•	An individual who is “presumed” to qualify as an “audit committee financial expert” must have acquired the above attributes through any one or more of the following:

(i) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

(ii) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

(iii) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

(iv) other relevant experience.

5.    LIMIT ON NUMBER OF AUDIT COMMITTEES

Audit Committee members should not simultaneously serve on the audit committees of more than three public companies.

•	If an Audit Committee member intends to simultaneously serve on the audit committees of more than three public companies, the Board must, in each case, determine whether such simultaneous service would not impair the ability to effectively serve on the Audit Committee of the Company.

6.    APPOINTMENT TO AUDIT COMMITTEE

The members of the Audit Committee shall be appointed by the Board annually.

7.    REMOVAL FROM AUDIT COMMITTEE

The members of the Audit Committee may be removed by the Board, and shall automatically cease to be members of the Audit Committee upon resignation or removal as Directors.

8.    CHAIRMAN OF AUDIT COMMITTEE

A Chairman of the Audit Committee shall be appointed by the Board, or in the absence of such an appointment, by the Audit Committee, from time to time.

•	The Chairman of the Audit Committee shall preside at all meetings of the Audit Committee and see to it that all orders and resolutions of the Audit Committee are carried into effect.

9.    AUDIT COMMITTEE MEETINGS

The Audit Committee must hold meetings in accordance with the Bylaws of the Company.

•	The Audit Committee shall not have authority to delegate its responsibilities to a subcommittee, unless first approved by the Board in accordance with applicable law and the Bylaws of the Company.

•	Any action may be taken on behalf of the Audit Committee upon the consent of a majority of its members unless applicable law requires action to be taken by more than a majority of its members.

•	The Company may, in the absence of evidence to the contrary, presume that any action taken by the Audit Committee Chairman is taken with the consent or approval of the other Audit Committee members.

•	The Audit Committee shall meet a minimum of four times a year. Additional meetings should be held for purposes of reviewing all press releases the Company proposes to issue containing quarterly and annual earnings information.

10.    RESPONSIBILITIES RELATED TO INDEPENDENT AUDITOR

Audit Committee members shall have the following responsibilities with respect to the Company’s independent auditor:

(a)  Oversight of the Company’s Independent Auditors.

•	The Audit Committee is directly responsible for the appointment, compensation, retention (and termination), evaluation and oversight of the Company’s independent auditor.

•	The Audit Committee shall ensure the Company’s independent auditor reports directly to the Audit Committee.

•	The Audit Committee has the ultimate authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements with the Company’s independent auditor.

•	The selection of an independent auditor should involve an annual due diligence process in which the Audit Committee reviews the independent auditor’s annual internal quality-control report and makes an evaluation of the qualifications, work product, independence and reputation of the proposed independent auditor, including the lead audit partner, taking into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function). The Audit Committee should base its selection of an independent auditor, and consideration of whether it would be appropriate for the Company to periodically rotate its independent auditor, on its assessment of what is likely to lead to more effective audits based on its evaluation of the independent auditor.

(b)  Internal Quality-Control Reports.

•	The Audit Committee may from time to time on a periodic basis and shall, if the Company seeks to have its securities so listed on Nasdaq, by any deadline prescribed by Nasdaq, obtain and review a report by the independent auditor describing:

(i) the independent auditor’s internal quality-control procedures;

(ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

(iii) all relationships between the independent auditor and the Company.

(c)  Audit Partner Rotation.

•	The Audit Committee must ensure that (i) the lead and concurring partners of the independent auditor rotate after five years and, upon rotation, be subject to a five-year “time out” period, and (ii) the “audit partners” of the independent auditor rotate after no more than seven years and to be subject to a two-year “time-out” period.

•	“Audit partners” include partners on the audit engagement team who have responsibility for decision-making on significant auditing, accounting and reporting matters that affect the financial statements or who maintain regular contact with management and the Audit Committee. In particular, audit partners include all those who serve the Company at the issuer or parent level, other than “specialty” partners (who typically do not have significant interaction with management on an ongoing basis regarding significant audit, accounting and reporting matters). Further, audit partners include the lead partner on subsidiaries of the Company whose assets or revenues constitute 20% or more of the consolidated assets or revenues.

•	Partners assigned to the accounting firm’s “national office” duties (which can include technical accounting and auditing, local or national, and centralized quality control functions) who may be consulted on specific accounting issues related to the Company are not audit partners even though they may periodically consult on Company matters.

(d)  Non-Audit Services.

•	The Audit Committee must ensure that the Company’s independent auditor does not provide, contemporaneously with the audit, any non-audit services, including the following categories of services:

(i) bookkeeping or other services related to the accounting records or financial statements of the Company;

(ii) financial information systems design and implementation;

(iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

(iv) actuarial services;

(v) internal audit outsourcing services;

(vi) management functions or human resources;

(vii) broker or dealer, investment adviser, or investment banking services;

(viii) legal services and expert services unrelated to the audit; and

(ix) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

(e)  Pre-approval Requirements.

•	The Audit Committee must pre-approve all permissible non-audit services and all audit, review or attest engagements required under securities laws by the Company’s independent auditor.

•	The Audit Committee shall consider the appropriateness of any permitted non-audit services prior to giving its pre-approval.

•	“Pre-approval” requires that before the independent auditor is engaged by the Company or its subsidiaries, the engagement must be:

(i) approved by the Audit Committee; or

(ii) entered into pursuant to pre-approval policies and procedures established by the Audit Committee; provided, however, that the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management.

•	The Audit Committee may delegate its authority to pre-approve audit services and permitted non-audit services to one or more of its members. Any and all pre-approvals by such member delegates must be presented to the full Audit Committee at each scheduled meeting of the Audit Committee.

•	“Audit services” include any services (i) in accordance with domestic or international requirements for statutory audits, (ii) performed to fulfill the independent auditor’s responsibility under GAAS.

•	Pre-approval is not required for non-audit services if all such services:

(i) do not aggregate to more than 5% of total revenues paid by the Company to its independent auditor in the fiscal year when services are provided;

(ii) were not recognized as non-audit services at the time of the engagement; and

(iii) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or one or more designated representatives.

(f)  Auditor Reports.

•	The Audit Committee must ensure that it receives a report from the Company’s independent auditor, and shall review and discuss such report, prior to the filing of the audit report with the SEC pursuant to applicable securities laws, with respect to:

(i) all critical accounting policies and practices used by the Company;

(ii) all alternative accounting treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor; and

(iii) other material written communications between the independent auditor and management of the Company.

(g)  Internal Control over Financial Reporting.

•	The Audit Committee should understand and be familiar with the Company’s internal control over financial reporting and, and on a periodic basis should review the adequacy of the internal control over financial reporting with the internal auditors and independent auditor of the Company including procedures to ensure that the Company’s internal control over financial reporting is in compliance with the Institute of Internal Audit Standards for the professional practice of internal auditing.

•	The Audit Committee should understand and be familiar with management’s annual internal control report with respect to the Company’s internal control over financial reporting.

•	The Audit Committee must ensure that the Company’s independent auditor issues an attestation report on management’s annual internal control report in a timely manner to allow the Company and its officers to comply with the certifications and disclosures required under applicable securities laws.

(h)  Disagreements with Auditors.

•	The Audit Committee must regularly review with the independent auditor any difficulties encountered by the independent auditor in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and discuss with the independent auditor the responsibilities, budget and staffing of the Company’s internal audit function.

•	The Audit Committee must regularly review with the independent auditor any significant disagreements with management regarding financial reporting, as well as management’s response, and shall resolve such disagreements in a manner deemed appropriate by the Audit Committee.

•	The Audit Committee must regularly review with the independent auditor any significant findings and recommendations made by the independent auditor, as well as management’s response.

(i)  Conflicts of Interest.

•	The Audit Committee must ensure that the Company’s does not employ, in a “financial reporting oversight role” with the Company, any person who is or was the lead or concurring partner of the Company’s independent auditor, or any other member of the audit engagement team who provides more than ten hours of audit, review or attest services for the Company, within the one year period preceding the commencement of the “audit engagement period” with such independent auditor.

•	The term “financial reporting oversight role” refers to any individual who has direct responsibility for oversight over those who prepare the Company’s financial statements and related information (e.g., management’s discussion and analysis) that are included in filings with the SEC.

•	An “audit engagement period” commences the day after the prior year’s annual report is filed with the SEC and concludes the day the current year’s annual report is filed with the SEC.

•	The foregoing restriction on employment shall not apply to employment relationships caused solely by the merger or acquisition of the Company, unless the employment was taken in contemplation of the merger or acquisition.

•	The Audit Committee shall set such other hiring policies for former or current employees of the Company’s independent auditor as the Audit Committee deems appropriate from time to time.

11.    FINANCIAL STATEMENTS

The Audit Committee must review and discuss with management and the independent auditor the Company’s annual audited financial statements and quarterly financial statements.

•	Audit Committee must review and discuss with management and the independent auditor the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s critical accounting policies and the quality of accounting judgments and estimates made by management.

•	Audit Committee must review and discuss with management and the independent auditor, as deemed appropriate by the Audit Committee, the quality of earnings, reserves and accruals, suitability of accounting principles, highly judgmental areas, audit adjustments whether or not recorded, and such other inquiries as the Audit Committee determines.

12.    OTHER FINANCIAL INFORMATION AND RISK EXPOSURE

The Audit Committee must review and discuss among its members publicly disclosed financial information and the Company’s risk assessment and risk management policies.

•	The Audit Committee must discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Audit Committee shall review, provide guidance to management on the form and substance of, and report to the Board issues regarding such press releases, information and guidance.

•	Such discussions may be of a general nature such as the types of information to be disclosed and the type of presentation to be made. Such discussions are not required in advance of each earnings release or each instance in which the Company may provide earnings guidance.

•	The Audit Committee must discuss the Company’s policies with respect to risk assessment and risk management, including any guidelines and policies governing the process by which risk assessment and management is undertaken. The Audit Committee should discuss the Company’s major risk exposures (including key business, financial and regulatory risks) and the steps management has taken to identify, monitor and control such exposures.

13.    MEETINGS WITH MANAGEMENT, INTERNAL AUDITORS AND INDEPENDENT AUDITOR

The Audit Committee must meet separately with management, with internal auditors (or other personnel responsible for the internal audit function) and with the Company’s independent auditor at least annually.

14.    COMPLAINT PROCEDURES AND EMPLOYEE MATTERS

The Audit Committee must establish complaint procedures with respect to accounting and auditing matters.

•	The Audit Committee must establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

•	The Audit Committee must establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Audit Committee should take reasonable steps to ensure that the Company, or any employee, consultant or agent of the Company, does not discharge, demote, suspend, threaten, harass or otherwise discriminate against any employee of the Company because of any lawful actions taken by such employee in assisting in any investigation or proceeding or providing any information with respect to any securities fraud by the Company against its stockholders.

•	The Audit Committee must oversee the receipt and investigation of complaints in accordance with the Company’s established complaint procedures regarding auditing and accounting matters.

15.    INTERNAL AUDIT

The Audit Committee must ensure that the Company maintains an internal audit function to provided management and the Audit Committee with ongoing assessments of the Company’s risk management process and system of internal control.

•	It is sufficient for the Company to outsource its internal audit function to a firm other than its independent auditor.

•	The Audit Committee should review, as appropriate, the appointment and replacement of the senior internal auditing executive or the appointment and replacement of the outside firm to which the Company’s internal audit function is outsourced to ensure such executive or firm is capable of fulfilling the Company’s internal control function.

•	The Audit Committee should oversee the Company’s internal audit function, which should include reviewing the control process in place with respect to the Company’s internal audit function, if any, and reviewing all reports submitted by the internal audit staff or outside firm to which the Company’s internal audit function is outsourced.

16.    LEGAL AND REGULATORY COMPLIANCE

Audit Committee members should be aware of the Company’s legal and regulatory obligations under applicable laws and should take reasonable efforts to ensure the Company’s is in compliance with such obligations.

•	The Audit Committee should be aware of the Company’s disclosure obligations and should take reasonable efforts to ensure the Company’s fulfills such disclosure obligations.

•	The Audit Committee must review, in connection with any disclosures of the Company:

(i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and procedures for financial reporting, and any special audit steps adopted in light of material control deficiencies;

(ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative methods in accordance with generally accepted accounting principles on the financial statements;

(iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

(iv) earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” financial information not in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided to analysts and rating agencies.

•	The Audit Committee shall discuss with management the Company’s disclosure obligations, status of pending litigation, taxation matters and such other areas of legal and compliance oversight as the Audit Committee deems appropriate.

•	The Audit Committee shall annually review this Charter, and any other corporate governance documents of the Company as the Audit Committee determines, and recommend any changes to the Board that the Audit Committee deems appropriate.

17.    OUTSIDE ADVISORS

The Audit Committee may engage outside advisors as it determines necessary to carry out its duties.

•	The Audit Committee may retain, consult and compensate such independent advisors as the Audit Committee determines without seeking Board approval.

•	Such advisors may include, without limitation, independent counsel, financial advisors and accounting experts, apart from any advisors engaged by management.

18.    FUNDING

The Audit Committee must determine and advise the Company of the amount of appropriate funding that the Company must make available to the Audit Committee, as determined by the Audit Committee for payment of compensation (i) to the Company’s independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and (ii) to any other advisors employed by the Audit Committee.

19.    REPORTING TO THE BOARD

The Audit Committee must apprise the full Board of its activities on a regular basis.

•	The Audit Committee must schedule meetings with the Board on at least a quarterly basis to apprise and update the Board of its activities and to answer any questions of the Board.

•	To the extent determined necessary or desirable by the Audit Committee, the Audit Committee must provide each Director with interim reports (which may be in the form of minutes of Audit Committee meetings) to apprise and update the Board of its activities.

•	The Audit Committee should present its conclusions with respect to its evaluation and selection of the Company’s independent auditor to the Board.

•	The Audit Committee should review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, or the performance of the internal audit function.

•	The Audit Committee should provide a channel of communication to the Board for the independent auditor and internal auditors and may also meet with and receive reports from finance officers, compliance officers and the general counsel.

20.    ANNUAL PERFORMANCE EVALUATION OF THE AUDIT COMMITTEE

The Audit Committee must conduct a self-evaluation at least annually to determine whether it is functioning effectively.

•	The Audit Committee must review and evaluate its performance on at least an annual basis to determine whether it is functioning effectively in accordance with this Charter. The Audit Committee must remedy any deficiencies in its performance promptly following such evaluations by recommending a replacement of its members to the Board and/or instituting such other remedial measures as the Audit Committee determines to ensure the Audit Committee functions effectively on an ongoing basis.

Exhibit “A”

Disqualifying Relationships under Current Nasdaq Rules

•	Director is, or within the past three years was, an officer or employee of the company or its subsidiaries

•	Director or any Family Member (“Family Member” means the spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in the director’s home) accepts any payments from the company or any subsidiary in excess of $60,000 during the current fiscal year or any of the past 3 fiscal years except the following permitted payments: (1) compensation for board or committee service, (2) payments arising solely from investments in the company’s securities, (3) compensation paid to a Family Member who is a non-executive employee of the company or subsidiary, (4) benefits under a tax-qualified retirement plan or non-discretionary compensation (such as non-discretionary charitable contribution matching programs), (5) loans made that are in the company’s ordinary course of business and on the same terms as those made to the public

•	Director is a Family Member of an individual who is, or at any time during the past 3 years was employed by the company or any subsidiary as an executive officer

•	Director is, or has a Family Member who is, a partner, controlling stockholder or executive officer of any organization (including charitable organizations) to which the company made, or from which the company received, payments for property or services in the current or any of the past 3 fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year or $200,000, which is more, other than certain permitted payments

•	Director is, or has a Family Member who is, employed as an executive officer of another entity at any time during the past 3 years where any of the executive officers of the listed company serves on the compensation committee of such other entity

•	Director is, or has a Family Member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor, and worked on the company’s audit, at any time, during the past 3 years

DETACH HERE

FIREARMS TRAINING SYSTEMS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 23, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received notice of the Annual Meeting of Stockholders and revoking all prior proxies, hereby appoints Ronavan Mohling and John A. Morelli, and each of them, attorneys or attorney of the undersigned, with full power of substitution in each of them, for and in the name of the undersigned, to attend the Annual Meeting of Stockholders of Firearms Training Systems, Inc. (the Company) to be held Thursday, September 23, 2004, at 10:00 A.M., Eastern Time, and any postponement or adjournment thereof, and to vote and act upon the election of Mr. Mohling to the Board of Directors and any other matters presented at the Annual Meeting in respect of all shares of common stock of the Company that the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess, if personally present.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND AS INDICATED HEREIN. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE ELECTION OF MR. MOHLING, THIS PROXY WILL BE VOTED FOR SUCH ELECTION. THE PROXIES, IN THEIR DISCRETION, WILL VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Attendance of the undersigned at the meeting or any postponement or adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting the intention of the undersigned to vote such shares in person.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

If shares are held by more than one owner, each must sign. Executors, administrators, trustees, guardians, and others signing in a representative capacity should give their full titles.

HAS YOUR ADDRESS CHANGED?:	DO YOU HAVE ANY COMMENTS?

☒	Please mark votes as in this example.

1. Election of Directors: To re-elect the following nominee, as a Class II director of the Company, for a term of three years: NOMINEE: Ronavan R. Mohling	2. To vote, in the proxies discretion, upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

FOR MR. MOHLING	☐	☐	WITHHOLD AUTHORITY TO VOTE FOR MR. MOHLING

Mark box at right if an address change or comment has been noted on the reverse side of this card.        ☐

Please be sure to sign and date this proxy.

Signature:                                                        Date:                                                         Signature:                                                        Date: